EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Jarrett Gorlin and Charles Farrahar, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Amendment No. 2 to the Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2017, of MedoveX Corp. (the “Company”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 8, 2018

/s/ Jarrett Gorlin
Jarrett Gorlin, Chief Executive Officer

/s/ Charles Farrahar
Charles Farrahar, Chief Financial Officer